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                                                                  EXHIBIT 10.9.1

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                          SENIOR SUBORDINATED NOTE AND
                           WARRANT PURCHASE AGREEMENT

                                      among

                            ODYSSEY HEALTHCARE, INC.,


                        HNT HOSPICE OF NORTH TEXAS, INC.,
                     ODYSSEY HEALTHCARE OF BIRMINGHAM, INC.,
                  ODYSSEY HEALTHCARE OF CENTRAL INDIANA, INC.,
                      ODYSSEY HEALTHCARE OF DETROIT, INC.,
                      ODYSSEY HEALTHCARE OF PHOENIX, INC.,
                     ODYSSEY HEALTHCARE OF MILWAUKEE, INC.,
                   ODYSSEY HEALTHCARE OF CENTRAL TEXAS, INC.,
                    ODYSSEY HEALTHCARE OF MINNEAPOLIS, INC.,
                    ODYSSEY HEALTHCARE OF NEW ORLEANS, INC.,
                     ODYSSEY HEALTHCARE OF LAS VEGAS, INC.,
                   ODYSSEY HEALTHCARE OF PENNSYLVANIA, INC.,
                    ODYSSEY HEALTHCARE OF NORTH TEXAS, INC.,
                      ODYSSEY HEALTHCARE OF HOUSTON, INC.,
                     ODYSSEY HEALTHCARE OF NEW JERSEY, INC.,
                      ODYSSEY HEALTHCARE OF GEORGIA, INC.,
                                       AND
                ODYSSEY HEALTHCARE OF NORTHERN CALIFORNIA, INC.,


                       CAPITAL RESOURCE LENDERS III, L.P.

                                       and

                       CRP INVESTMENT PARTNERS III, L.L.C.



                            Dated as of July 1, 1998



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                            ODYSSEY HEALTHCARE, INC.,
                        HNT HOSPICE OF NORTH TEXAS, INC.,
                     ODYSSEY HEALTHCARE OF BIRMINGHAM, INC.,
                  ODYSSEY HEALTHCARE OF CENTRAL INDIANA, INC.,
                      ODYSSEY HEALTHCARE OF DETROIT, INC.,
                      ODYSSEY HEALTHCARE OF PHOENIX, INC.,
                     ODYSSEY HEALTHCARE OF MILWAUKEE, INC.,
                   ODYSSEY HEALTHCARE OF CENTRAL TEXAS, INC.,
                    ODYSSEY HEALTHCARE OF MINNEAPOLIS, INC.,
                    ODYSSEY HEALTHCARE OF NEW ORLEANS, INC.,
                     ODYSSEY HEALTHCARE OF LAS VEGAS, INC.,
                   ODYSSEY HEALTHCARE OF PENNSYLVANIA, INC.,
                    ODYSSEY HEALTHCARE OF NORTH TEXAS, INC.,
                      ODYSSEY HEALTHCARE OF HOUSTON, INC.,
                     ODYSSEY HEALTHCARE OF NEW JERSEY, INC.,
                      ODYSSEY HEALTHCARE OF GEORGIA, INC.,
                                       AND
                ODYSSEY HEALTHCARE OF NORTHERN CALIFORNIA, INC.,


                          717 North Harwood, Suite 2580
                               Dallas, Texas 75201



                            Dated as of July 1, 1998



Capital Resource Lenders III, L.P.
85 Merrimac Street, Suite 200
Boston, Massachusetts  02114


CRP Investment Partners III, L.L.C.
85 Merrimac Street, Suite 200
Boston, Massachusetts  02114

         Re:      Senior Subordinated Notes due 2005 and
                  Common Stock Purchase Warrants

Ladies and Gentlemen:

         Odyssey HealthCare, Inc., a Delaware corporation, NHT Hospice of North Texas, Inc., a Texas corporation, Odyssey HealthCare of Birmingham, Inc., a Delaware corporation, Odyssey HealthCare of Central Indiana, Inc., a Delaware corporation, Odyssey HealthCare of Detroit, Inc., a Delaware corporation, Odyssey HealthCare of Phoenix, Inc., a Delaware corporation, Odyssey HealthCare of Milwaukee, Inc., a Delaware corporation, Odyssey HealthCare of

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                                       2


Central Texas, Inc., a Delaware corporation, Odyssey HealthCare of Minneapolis, Inc., a Delaware corporation, Odyssey HealthCare of New Orleans, Inc., a Delaware corporation, Odyssey HealthCare of Las Vegas, Inc., a Delaware corporation, Odyssey HealthCare of Pennsylvania, Inc., a Delaware corporation, Odyssey HealthCare of North Texas, Inc., a Delaware corporation, Odyssey HealthCare of Houston, Inc., a Delaware corporation, Odyssey HealthCare of New Jersey, Inc., a Delaware Corporation, Odyssey HealthCare of Georgia, Inc., a Delaware corporation, and Odyssey HealthCare of Northern California, Inc., a Delaware corporation (collectively, the "Borrowers" all of which Borrowers are listed on Exhibit A attached hereto), hereby jointly and severally agree with Capital Resource Lenders III, LP., a Delaware limited partnership, and CRP Investment Partners III, L.L.C., a Delaware limited liability company, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01. Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted EBITDA" means, for any period, the consolidated Net Income of the Borrowers and the Subsidiaries for such period after all expenses (including all compensation expenses for the Company's Regional Vice Presidents) except corporate overhead expenses, depreciation, interest, amortization and income taxes, determined in accordance with GAAP.

         "Affiliate" means, as to any specified Person, any other Person controlling, controlled by or under common control with such specified Person.

         "Agreement" means this Senior Subordinated Note and Warrant Purchase Agreement as from time to time amended and in effect between the parties.

         "Applicable Laws" shall have the meaning assigned to that term in
Section 6.05.

         "Borrowers" shall have the meaning set forth in the Preamble to this Agreement.

         "Budget" shall have the meaning assigned to that term in Section
7.03(d).

         "Business Day" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of The Commonwealth of Massachusetts.

         "Capital Expenditure" means, for any period, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure, including without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

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                                       3


         "Capital Lease" means any lease of property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

         "Change in Control" means any transaction or any event as a result of which (i) any one or more Persons (other than the Purchasers or a stockholder of the Company on the Initial Closing Date) acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Initial Closing Date (other than as the direct result of a transfer by descent or distribution of a decedent's estate) fifty percent (50%) or more of any class of stock of the Company outstanding at the time having power ordinarily to vote for directors of the Company; or (ii) any two of Richard R. Burnham, David C. Gasmire and Bradley J. Velie are no longer full-time executive officers of the Company and have not been replaced to the satisfaction of the Purchasers, in their sole discretion, within 150 days thereof; or (iii) Richard
R. Burnham, David C. Gasmire and Bradley J. Velie no longer collectively own at least seventy-five percent (75%) of the equity securities of the Company which such individuals owned immediately following the Initial Closing (excluding from both the numerator and denominator in determining the percentage under this clause (iii) any equity securities repurchased from Messrs. Burnham and Gasmire pursuant to the Stock Repurchase Agreements); or (iv) Three Arch Partners, L.P., Three Arch Associates, L.P., Weiss, Peck & Greer Venture Associates III, L.P., WPG Enterprise Fund II, L.P., Oak Investment Associates VI, Limited Partnership, Oak VI Affiliates Fund, Limited Partnership, Collins Howe Venture Partners, Inc., Highland Capital Partners III Limited Partnership, Highland Entrepreneurs' Fund III Limited Partnership and Life Science Entrepreneur Fund and their respective Affiliates, no longer collectively own at least seventy-five percent (75%) of the equity securities of the Company which such entities owned immediately following the Initial Closing.

         "Code" shall have the meaning assigned to that term in Section 2.03.

         "Commission" means the United States Securities and Exchange Commission (or any other federal agency at that time administering the Securities Act).

         "Common Stock" includes (a) the Company's common stock, par value $0.001 per share, as authorized on the date of this Agreement, and (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote may have been suspended by the happening of such a contingency), and (c) any other securities into which or for which any of the securities described in (a) or (b) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Company" means and shall include Odyssey HealthCare Inc., a Delaware corporation, and its successors and assigns.

         "Consolidated Net Income" means, for any period, the net income (or net deficit) of the Borrowers and the Subsidiaries on a consolidated basis for such period, after all expenses, taxes and other proper charges, determined in accordance with GAAP eliminating (i) all intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries unless actually received by the Borrowers or the Subsidiaries, (iii) all income arising from the forgiveness, adjustment or negotiated settlement of any Indebtedness,
(iv) any extraordinary items of income or expense and (v) any increase or decrease of income arising from any change in the method of accounting for any item from that employed in the preparation of the Financial Statements.

         "CRL III" means Capital Resource Lenders III, L.P., a Delaware limited partnership, and its successors and assigns.

         "CRP Investment" means CRP Investment Partners III, L.L.C., a Delaware limited liability company, and its successors and assigns.

         "Distribution" shall have the meaning assigned to that term in Section 7.02(g).

         "EBITDA" means, for any period, the Consolidated Net Income of the Borrowers and the subsidiaries for such period after all expenses except depreciation, interest, amortization and income taxes, determined in accordance with GAAP.

         "ERISA" shall have the meaning assigned to that term in Section 6.10.

         "Events of Default" shall have the meaning assigned to that term in
Section 8.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Financial Statements" shall have the meaning assigned to that term in
Section 6.08.

         "First Resale Period" shall have the meaning assigned to that term in
Section 3.03.

         "Fixed Charges" means, for any period, the aggregate of (i) scheduled payments of principal with respect to Indebtedness for Money Borrowed during such period, plus (ii) Interest Expense for such period, plus (iii) Maintenance Capital Expenditures for such period, plus (iv) state and federal income taxes for the period being tested determined in accordance with GAAP during such period.

         "GAAP" means generally accepted accounting principles recognized as such by the American Institute of Certified Public Accountants. Unless otherwise specifically stated herein, use of the term "GAAP" means that such principles are applied and maintained on a consistent basis for the Borrowers and the Subsidiaries throughout the period indicated and consistent with the prior financial practices of the Borrowers and the Subsidiaries as reflected on the Financial Statements so as to properly reflect the financial condition, and the results of operations and cash flows of the Borrowers and the Subsidiaries.

         "HCFP" shall have the meaning assigned to that term in Section 4.09.

         "Hazardous Discharge" shall have the meaning assigned to that term in
Section 6.27.

         "Hazardous Substances" shall have the meaning assigned to that term in
Section 6.27.

         "Healthcare Laws" shall have the meaning assigned to that term in
Section 6.29.

         "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with GAAP, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) the present value of any Capital Leases.

         "Indebtedness for Money Borrowed" of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guaranteed or indemnified against by such Person or which are secured by the property of such Person, and (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with past practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

         "Indemnified Party" shall have the meaning assigned to that term in
Section 9.08.

         "Initial Closing" shall have the meaning assigned to that term in
Section 2.02(a).

         "Initial Closing Date" shall have the meaning assigned to that term in
Section 2.02(a).

         "Interest Expense" means, for any period, the aggregate interest expense of the Borrowers and the Subsidiaries on a consolidated basis (including, without limitation, interest expense attributable to Capital Leases) determined in accordance with GAAP for such period.

         "Liquidity IPO" means a firm commitment underwritten public offering of shares of the Company's Common Stock in which the aggregate proceeds to the Company and/or any stockholders participating in the offering, if any, are at least $20 million.

         "Maintenance Capital Expenditures" shall mean Capital Expenditures, but excluding Capital Expenditures not made in the ordinary course of business and not financed through the operations of the Borrowers and the Subsidiaries and excluding Capital Expenditures financed with Indebtedness of the Borrowers and the Subsidiaries.

         "Material Adverse Effect" shall have the meaning assigned to that term in Section 6.01.

         "Mezzanine Securities" shall have the meaning assigned to that term in
Section 3.08(a).

         "Net Worth" means the total of all assets appearing on the consolidated balance sheet of the Borrowers and the Subsidiaries, after reducing therefrom all liabilities appearing on such balance sheet, determined in accordance with GAAP; provided, however, for purposes of this calculation, liabilities shall not include any liabilities associated with the right of any holders of any outstanding shares of Preferred Stock to have such shares redeemed by the Company pursuant to paragraph 7 of the Fourth Amended and Restated Certificate of Incorporation of the Company.

         "Noteholders" shall have the meaning assigned to that term in Section 3.08(a).

         "Notes" shall have the meaning assigned to that term in Section 2.01.

         "Offer" shall have the meaning assigned to that term in Section
3.08(a).

         "Operative Documents" shall mean each of the Notes, the Warrants, the Preferred Stock Subordination Agreement, the Stockholders' Agreement and the Registration Rights Agreement.

         "Outstanding Common Stock" shall have the meaning assigned to that term in Section 3.06.

         "Permitted Liens" shall have the meaning assigned to that term in
Section 7.02(a).

         "Person" means and includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, or a government or any agency or political subdivision thereof.

         "Preferred Stock" means the Preferred Stock, par value $0.001 per share, of the Company as authorized on the date of this Agreement.

         "Preferred Warrants" shall mean the warrants for the purchase (subject to adjustment as provided therein) of an aggregate of 119,993 shares of Series B Convertible Preferred Stock, $0.001 par value per share, of the Company issued pursuant to that certain Promissory Note and Warrant Purchase Agreement dated as of May 22, 1998.

         "Proposal" shall have the meaning assigned to that term in Section 3.08(a).

         "Purchasers" means and shall include CRL III and CRP Investment and any other holder or holders from time to time of any of the Securities.

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                                       7


         "Put Closing Date" shall have the meaning assigned to that term in
Section 3.04.

         "Put Notice" shall have the meaning assigned to that term in Section 3.04.

         "Qualified Disposition" means (i) any merger or consolidation with any Person, (ii) any sale, assignment, lease or other disposition of or voluntary parting with the control of (whether in one transaction or in a series of transactions) all or substantially all of the consolidated assets (whether now owned or hereafter acquired) of the Borrowers and the Subsidiaries and (iii) any issuance of equity securities of the Company which, when aggregated with all issuances of equity securities of the Company subsequent to the Initial Closing, exceeds fifty percent (50%) of the aggregate of all outstanding equity securities of the Company immediately after the Initial Closing on a fully diluted basis, except for (1) mergers, consolidations or asset transfers with or between two or more Subsidiaries, (2) mergers or asset transfers by any Subsidiary with or to the Company and (3) the merger of any Person into the Company or other issuance of securities by the Company in connection with the acquisition of a Person as long as the Company is the surviving entity, such merger or acquisition does not result in the violation of any of the provisions of this Agreement and no such violation exists at the time of such merger or acquisition, and the consideration paid by the Company in connection with such merger or acquisition has a fair market value of less than three million dollars ($3,000,000) at the date of the closing of such transaction.

         "Qualified IPO" means a firm commitment underwritten public offering of shares of the Company's Common Stock pursuant to a registration statement filed with the Commission under the Securities Act in which net proceeds to the Company and/or any stockholders participating in the offering, if any, are at least $20 million and in which the price per share of Common Stock equals or exceeds $3.00 (as appropriately adjusted for stock splits, stock dividends and the like).

         "Qualifying Liquidity Event" means each of (i) a Change in Control,
(ii) a Qualified Disposition and (iii) a Liquidity IPO.

         "Registration Rights Agreement" shall have the meaning assigned to that term in Section 4.06.

         "Repurchase Price" shall have the meaning assigned to that term in
Section 3.06.

         "Revised Proposal" shall have the meaning assigned to that term in
Section 3.08(a).

         "Second Resale Period" shall have the meaning assigned to that term in
Section 3.03.

         "Securities" means collectively the Notes, the Warrants and the Warrant Shares.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Senior Debt" means (i) all Indebtedness for Money Borrowed of the Borrowers and the Subsidiaries from banks or institutional lenders, including any extensions or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms


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                                       8


subordinate and junior to the Notes and which is disclosed on the Financial Statements or is permitted by this Agreement at the time it is created or incurred, (ii) all Indebtedness for Money Borrowed of the Borrowers and the Subsidiaries incurred to refinance any of the Indebtedness for Money Borrowed referred to in item (i) above, where the security securing such Indebtedness is of a type which is substantially the same security as that securing the Indebtedness for Money Borrowed being refinanced, (iii) all obligations of the Borrowers and any of the Subsidiaries under Capital Leases which are permitted by this Agreement at the time they are incurred, (iv) all guarantees by the Borrowers and any of the Subsidiaries which are not by their terms subordinate and junior to the Notes and which are permitted hereby at the time they are made of Indebtedness of any Subsidiary if such Indebtedness would have been Senior Debt pursuant to the provisions of clause (i), (ii) or (iii) of this sentence had it been Indebtedness for Money Borrowed of a Borrower.

         "Stockholders' Agreement" shall have the meaning assigned to that term in Section 4.07.

         "Subordinated Debt" means all Indebtedness for Money Borrowed of the Borrowers and any of the Subsidiaries from any Person, including any extensions or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is by its terms subordinate and junior to Senior Debt on terms acceptable to the holders of Senior Debt and which is permitted by this Agreement at the time it is created or incurred, including, without limitation, the Notes.

         "Subsidiary" or "Subsidiaries" means (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned directly or indirectly by any Borrower (including, with respect to the Company, each of the other Borrowers if the context so requires) and/or any one or more of the Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which any Borrower and/or one or more of the Subsidiaries has more than a fifty percent (50%) equity interest at the time.

         "Stock Repurchase Agreements" shall mean the Stock Repurchase Agreements dated as of January 26, 1996 by and between the Company and each of Richard R. Burnham and David C. Gasmire.

         "Takedown Closing" shall have the meaning assigned to that term in
Section 2.02(b).

         "Takedown Closing Date" shall have the meaning assigned to that term in
Section 2.02(b).

         "Tangible Net Worth" means for any period (i) Net Worth for such period, plus (ii) Subordinated Debt for such period, less (iii) the intangible assets (which intangible assets shall not include any goodwill created through or arising from any acquisitions made by the Borrowers or the Subsidiaries) for such period of the Borrowers and the Subsidiaries on a consolidated basis, determined in accordance with GAAP.

         "Total Debt" means all Indebtedness for Money Borrowed of the Borrowers and the Subsidiaries (other than in connection with Capital Leases) which bear interest, including, without limitation, the Senior Debt and the Subordinated Debt; provided, however, that the amount of Subordinated Debt to be included in the calculation of Total Debt shall include the face amount of all Subordinated Debt without any deduction for any original issue discount required by GAAP.

         "Warrant Shares" shall have the meaning assigned to that term in
Section 3.01.

         "Warrants" shall have the meaning assigned to that term in Section
3.01.

         1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP.

                                   ARTICLE II

                   PURCHASE, SALE AND TERMS OF NOTES; PAYMENTS

         2.01. The Notes. The Borrowers have authorized the issuance and sale to the Purchasers of their 12.0% Senior Subordinated Notes, due 2005, in the original principal amount of $12,000,000. The 12.0% Senior Subordinated Notes shall be substantially in the form set forth as Exhibit 2.01 attached hereto and are herein referred to individually as a "Note" and collectively as the "Notes," which terms shall also include any notes delivered in exchange or replacement therefor. The Notes shall (a) be payable on March 31, 2005 and (b) bear interest (based on a 360-day year counting actual days elapsed) on the unpaid principal amount thereof until due and payable at the rate of twelve percent (12.0%) per annum, which interest shall be payable quarterly in arrears on the last Business Day of March, June, September and December in each year, commencing September 30, 1998, and at maturity or prior prepayment of the Notes in full.

         2.02. Purchase and Sale of Notes. The Borrowers jointly and severally agree to issue and sell to each Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Purchaser severally agrees to purchase, the Notes as follows:

                  (a) At the initial closing (the "Initial Closing") to be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts, at 10:00 a.m. local time, on the date on which this Agreement is executed and delivered (the "Initial Closing Date"), the Borrowers will issue and sell one Note to each Purchaser, dated the Initial Closing Date and payable to the order of such Purchaser, in the principal amount set forth opposite such Purchaser's name on Exhibit 2.02, and the Company will issue to each Purchaser one Warrant (as provided in Section 3.02(a)), against receipt of funds by wire transfer to an account or accounts designated by the Company prior to the Initial Closing in the amount of $10,000,000, in payment of the full purchase price for the Notes and the Warrants issued to the Purchasers at the Initial Closing.

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                                       10


                  (b) The purchase and sale of up to an additional $2,000,000 aggregate principal amount of Notes shall take place at a closing (the "Takedown Closing"), to be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts, at 10:00 a.m. local time, which shall take place after the Initial Closing and prior to December 31, 1999, upon written notice (the "Takedown Notice") given by the Company to the Purchasers at least twenty (20) calendar days prior to the date of the Takedown Closing (the "Takedown Closing Date"). The Takedown Notice shall specify (i) the Takedown Closing Date and (ii) the aggregate principal amount (the "Takedown Principal") of the Notes to be issued and sold at the Takedown Closing, which Takedown Principal shall not be greater than $2,000,000 in the aggregate. At the Takedown Closing, the Borrowers will issue and sell to each Purchaser one Note, dated the Takedown Closing Date and in the aggregate principal amount equal to such Purchaser's Pro Rata Share (as such term is defined below) of the Takedown Principal, and the Company will issue to each Purchaser one Warrant (as provided in Section 3.02(b)), against receipt of funds by wire transfer to an account or accounts designated by the Company prior to the Takedown Closing in the amount of the Takedown Principal, in payment of the purchase price for the Notes and Warrants issued to the Purchasers at the Takedown Closing. Except as otherwise set forth herein, no amendment of this Agreement shall be required for the Takedown Closing. Notwithstanding the foregoing, the Purchasers' obligation to purchase any Notes from the Company at the Initial Closing and the Takedown Closing shall be in each case subject to the satisfaction of all of the conditions specified in Article IV of this Agreement. For purposes of this
Section 2.02(b), the term "Pro Rata Share" with respect to each Purchaser shall mean the percentage set opposite such Purchaser's name under the heading "Pro Rata Share of Notes" on Exhibit 2.02.

         2.03. Issue Price; Original Issue Discount. Having considered all facts relevant to a determination of the value of the Notes and the Warrants being acquired by the Purchasers, the Borrowers and the Purchasers have concluded and do hereby agree that, for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Regulations thereunder, and for purposes of determining any original issue discount with respect to the Notes thereunder, the "issue price" for that portion of the Notes purchased at the Initial Closing is $9,108,896; and the "issue price" for the remaining portion of the Notes shall be determined as of the Takedown Closing in accordance with
Section 1273 of the Code.

         2.04. Use of Proceeds. The Borrowers agree to use the full proceeds from the sale of the Notes for acquisitions of hospice businesses and general corporate purposes.

         2.05. Payment and Endorsements. Payments of principal, interest and premium, if any, on the Notes shall be made without setoff or counterclaim directly by check duly mailed or delivered to the purchasers at the address referred to in Section 9.03 hereof without any presentment or notation of payment, except that prior to any transfer of any Note, the holder thereof shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note. All payments and prepayments of principal of and interest on the Notes shall be applied (to the extent thereof) to all of the Notes pro rata based on the principal amount outstanding and held by each holder thereof.

         2.06. Redemptions.

                  (a) Required Periodic Redemptions. Beginning on and with the last Business Day of June 2001, on the last Business Day of March, June, September and December of each year through and including the last Business Day of March 2005, the Borrowers jointly and severally agree to redeem, without penalty or premium, principal amount of the Notes equal to 6.25% of the aggregate principal amount of the Notes outstanding on the last Business Day of June 2001, together with all accrued and unpaid interest then due on the amount so redeemed. (By way of example and without limiting the foregoing, if $12,000,000 in aggregate principal amount of Notes is outstanding on the last Business Day of June 2001, $750,000 in aggregate principal amount of Notes shall be redeemed on such date and on the last Business Day of each subsequent quarter). On the stated or accelerated maturity of the Notes, the Borrowers jointly and severally agree to pay the principal amount of the Notes then outstanding together with all accrued and unpaid interest then due thereon. Except as set forth in subsection 2.06(c), no optional redemption of less than all of the Notes shall affect the obligation of the Borrowers to make the redemptions required by this subsection.

                  (b) Required Liquidity Redemptions. In the event and upon the closing of a Qualifying Liquidity Event, the Borrowers jointly and severally agree to redeem, without premium, all of the outstanding Notes, together with all accrued and unpaid interest then due thereon; provided, however, if the Qualifying Liquidity Event is a Change in Control and the Purchasers have consented to such Change in Control in writing, then no redemption of the Notes pursuant to this Section 2.06(b) will be required by the Borrowers upon such Change in Control.

                  (c) Optional Redemptions. In addition to the redemptions of the Notes required under subsection 2.06(a) and (b), the Borrowers may, at any time and from time to time, redeem, without premium, the Notes, in whole or in part (in integral multiples of $1,000), together with interest due on the amount so redeemed through the date of redemption. Partial redemptions made as provided in this subsection 2.06(c) shall, to the extent thereof, be applied first to reduce the principal due at maturity of the Notes and next to reduce the payments required by subsection 2.06(a) in inverse order of maturity thereof.

                  (d) Notice of Redemptions; Pro Rata Redemptions. Notice of any optional redemption pursuant to subsection 2.06(c) shall be given to all holders of the Notes at least ten (10) Business Days prior to the date of such redemption and notice of any required redemption pursuant to Section 2.06(b) shall be given to all holders of the Notes at least ten (10) Business Days prior to the closing of a Qualifying Liquidity Event. Each redemption of Notes pursuant to subsections 2.06(a) or (c) shall be made so that the Notes then held by each holder shall be redeemed in a principal amount which shall bear the same ratio to the total unpaid principal amount being redeemed on all Notes as the unpaid principal amount of Notes then held by such holder bears to the aggregate unpaid principal amount of the Notes then outstanding.

         2.07. Maximum Legal Rate of Interest. Nothing in this Agreement or in the Notes shall require the Borrowers to pay interest at a rate in excess of the maximum rate permitted by applicable law.

         2.08. Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

         2.09. Transfer and Exchange of Notes. The holder of any Note or Notes may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Any holder desiring to transfer or exchange any Note shall notify the Company in writing of such transfer or exchange. Within a reasonable time after such notice to the Company from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, the Borrowers shall issue in exchange therefor another Note or Notes, in such denominations as requested by the holder, for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or Persons, or assigns, as the holder of such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

         2.10. Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Borrowers will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which a Purchaser, its nominee, any of its partners or any of its Affiliates is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Borrowers of a new Note in replacement of such lost, stolen or destroyed Note other than the holder's written agreement to indemnify the Borrowers.

         2.11. Default Rate of Interest. If an Event of Default has occurred and is continuing, from and after the date such Event of Default occurred the entire outstanding unpaid principal balance of the Notes and any unpaid interest from time to time due thereon shall bear interest, payable on demand, at the rate of 15.0% per annum, or such lower rate as then may be the maximum rate permitted by applicable law; provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Notes shall again bear interest at the rate of 12.0% per annum as set forth in Section 2.01.

                                   ARTICLE III

         PURCHASE, SALE AND TERMS OF WARRANTS; OBLIGATION TO REPURCHASE

         3.01. The Warrants. The Company has authorized the issuance and sale to the Purchasers of the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of an aggregate of 1,943,520 shares of the Company's Common Stock (the "Warrant Shares"). The Common Stock Purchase Warrants shall be substantially in the form set forth as Exhibit 3.01 attached hereto and are herein referred to individually as a "Warrant" and collectively as the "Warrants," which terms shall also include any warrants delivered in exchange or replacement therefor. The Warrants shall be exercisable at a purchase price, subject to adjustment as provided therein, of $0.01 per warrant Share.

         3.02. Purchase and Sale of Warrants. The Company agrees to issue and sell to each Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Purchaser severally agrees to purchase Warrants, as follows:

                  (a) At the Initial Closing as provided in Section 2.02(a), the Company will issue and sell to each Purchaser, one Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser's name under the heading "Warrant for Number of Warrant Shares Issued at Initial Closing" on
Exhibit 3.02.

                  (b) At the Takedown Closing as provided in Section 2.02(b), the Company will issue and sell to the Purchasers, one Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser's name under the heading "Warrant for Number of Warrant Shares Issued at Takedown Closing" on
Exhibit 3.02.

         3.03. Right to Put Warrants and Warrant Shares. During the twelve-month period ending on March 31, 2004 (the "First Resale Period") and the twelve-month period ending on March 31, 2005 (the "Second Resale Period"), each of the holders of the Warrants and Warrant Shares shall have the right to sell to the Company (and the Company hereby agrees to purchase), at the Repurchase Price specified in Section 3.06, a number of such holder's Warrants and Warrant Shares not to exceed (i) during the First Resale Period, fifty percent (50%) of the Warrants and Warrant Shares held by such holder and (ii) during the Second Resale Period, any remaining Warrants and Warrant Shares held by such holder.

         3.04. Notice and Payment. A holder of Warrants or Warrant Shares shall give the Company at least ten (10) days' prior written notice (which notice shall be irrevocable) of its intention to exercise any right of sale set forth in Section 3.03 hereof (the "Put Notice") and shall specify in such notice the number of Warrants and/or Warrant Shares to be sold and may specify in such notice a proposed date of sale. The closing of any repurchase of the Warrants or Warrant Shares pursuant to Section 3.03 hereof shall take place at the offices of the Company at 10:00 a.m. local time on a Business Day (the "Put Closing Date") which shall not be later than the latest to occur of (i) the date specified in the Put Notice and (ii) the date which is 120 days after a final determination of the Repurchase Price pursuant to Section 3.06.

         On or prior to the Put Closing Date, the Company shall deliver a certified or bank cashier's check to the holder of the Warrants or Warrant Shares being repurchased, at his or its address as the same appears in the transfer records of the Company, in an amount equal to the aggregate Repurchase Price for the Warrants and Warrant Shares being repurchased from such holder, determined in accordance with Section 3.06 hereof, or shall transfer such amount by wire transfer of immediately available funds to any account specified in writing by such holder to the Company.

         3.05. Insufficiency of Funds. In the event that any or all of the Repurchase Price is not paid to any holder entitled thereto as a result of the insufficiency of legally available funds under the Delaware General Corporation Law or otherwise, the obligation to effect the repurchase shall remain an obligation of the Company and shall be performed as soon as there are funds legally available therefor. Interest shall accrue on the Repurchase Price of any such unperformed obligations at a rate of fifteen percent (15%) per annum, compounded on a quarterly basis, to the extent permitted by law. Such interest shall become due and payable on the date when the Repurchase Price is payable.

         3.06. Repurchase Price for Warrants and Warrant Shares. The repurchase price (the "Repurchase Price") for each Warrant (determined on the basis of the number of Warrant Shares into which it is then exercisable) and each Warrant Share which is to be repurchased by the Company pursuant to Section 3.03 hereof shall be the quotient obtained by dividing (i) the fair market value (as defined below) of the aggregate of all of the outstanding Common Stock as of the end of the Company's last full fiscal quarter immediately preceding the Put Notice, including in such outstanding Common Stock the Warrant Shares and all shares of Common Stock which could be acquired from the Company upon exercise or conversion of any outstanding options or other securities then exercisable or convertible into Common Stock (collectively, as of any time of determination, the "Outstanding Common Stock"), by (ii) the number of shares of Outstanding Common Stock. For purposes of this Section 3.06, the "fair market value" of the Outstanding Common Stock shall be determined in good faith by the Purchasers and the Company. If the Purchasers and the Company are unable to agree on such fair market value, then an independent and nationally-recognized investment banking firm (the "Appraiser") selected by the mutual agreement of the Purchasers and the Company shall appraise the fair market value of the Outstanding Common Stock and to perform the computations involved. The determination of such Appraiser shall be binding upon the Company, the Purchasers and any other holder of Warrants or Warrant Shares. If the Purchasers and the Company cannot agree on an Appraiser, then the fair market value of the Outstanding Common Stock shall be determined by the following process: the Purchasers shall choose one Appraiser and the Company shall choose a second Appraiser, if such Appraisers shall arrive at valuations that do not differ from each other by more than ten percent (10%), then the fair market value shall be deemed to be the mathematical mean of such valuations and such fair market value determination shall be binding upon the Company, the Purchasers and any other holder of Warrants or Warrant Shares; and if such valuations shall differ by greater than ten percent (10%), then such Appraisers shall select a third Appraiser and the fair market value shall be the mathematical mean of (i) the value determined by such third Appraiser and (ii) the value previously determined by one of the two previous Appraisers whose value is closest to the value determined by the third Appraiser and such fair market value determination shall be binding upon the Company, the Purchaser and any other holder of Warrants or Warrant Shares. All expenses of any and all Appraisers engaged pursuant to this Section 3.06 shall be borne by the Company. In all cases, the determination of fair market value shall be made without consideration of the lack of a liquid public market for the Outstanding Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the Outstanding Common Stock.

         3.07. Delivery of Certificates; Reissuance. Upon the timely receipt of the Repurchase Price (plus interest, if applicable) for Warrants or Warrant Shares sold to the Company pursuant to Section 3.03 hereof, the holder thereof shall deliver the Warrants and/or Warrant Shares, as the case may be, so sold to the Company. To the extent that less than all the holder's Warrants or Warrant Shares are sold, the Company shall forthwith issue and deliver to such holder, as appropriate, (a) Warrants in every respect identical to the Warrants so forwarded, except that the same shall provide for the purchase by the holder of such lesser number of Warrant Shares as shall be represented by the Warrants which the Company has not repurchased and (b) certificates representing outstanding Warrant Shares which the Company has not repurchased. Upon timely payment of the Repurchase Price therefor (plus interest, if applicable), Warrants so repurchased shall no longer be exercisable or have any validity whatsoever.

         3.08. Right to Purchase New Mezzanine Securities.

                  (a) Right of First Offer. Prior to soliciting proposals from third-parties in connection with the purchase, sale and issuance of any Subordinated Debt, whether or not in combination with warrants or other equity securities (such Subordinated Debt and/or warrants or other equity securities herein referred to collectively as "Mezzanine Securities") of the Company or any of its Subsidiaries to any Person, the Company will first offer, or cause such Subsidiary to offer (the "Offer"), to each holder of the Notes (the "Noteholders") an opportunity to submit a proposal providing for the Noteholders or any Affiliate of the Noteholders to purchase such Mezzanine Securities (the "Proposal"). The Proposal shall be made by the Noteholders within thirty (30) days of receipt of the Offer and shall include the material terms upon which the Noteholders (or Affiliates) will purchase the Mezzanine Securities. The Noteholders and the Company may negotiate the material terms of the Proposal, in which case the material revised terms of the Proposal shall be set forth by the Noteholders in a revised proposal as soon as reasonably practicable thereafter (the "Revised Proposal").

                  If the Company accepts the Proposal or a Revised Proposal, as applicable, within fifteen (15) days of its receipt of the Proposal or a Revised Proposal, as applicable, the Noteholders (or Affiliates) shall be entitled to purchase such Mezzanine Securities and the Company and the Noteholders shall each negotiate in good faith to finalize the terms of the Mezzanine Securities and the purchase thereof by the Noteholders (or Affiliates). The obligation to negotiate in good faith shall not impose an obligation to remove or materially alter any material term or provision in, or to add any material term or provision to, those set forth in the Proposal or Revised Proposal, as applicable.

                  If the Company fails to accept (within the fifteen (15) day consideration period) or rejects the Proposal or Revised Proposal, as applicable, neither the Company nor any Subsidiary shall issue such Mezzanine Securities unless (i) the material financial terms and conditions of such Mezzanine Securities to be issued are materially more favorable in the aggregate to the Company or such Subsidiary than those set forth in the Proposal or Revised Proposal, as applicable, (ii) promptly upon its decision to reject the Proposal or the Revised Proposal or upon the expiration of the fifteen (15) day consideration period, as applicable, the Company has provided the Purchasers with a written notice of rejection providing an explanation of its conclusion that the material financial terms and conditions of such Mezzanine Securities are materially more favorable than those set forth in the Proposal or the Revised Proposal and (iii) such issuance of Mezzanine Securities occurs within six (6) months of the date of the Proposal or the date of the Revised Proposal, whichever is later.

                  (b) Right of Participation. Notwithstanding Section 3.08(a) above, prior to issuing any Mezzanine Securities of the Company or any Subsidiary to any Person, the Company will first give or cause such Subsidiary to give to the Noteholders the right to purchase, on the same terms, the same proportion of the Mezzanine Securities proposed to be sold by the Company or such Subsidiary as the principal amount of the Notes owned by such Noteholders bears to the amount of the Company's Total Debt at that time. Persons electing to purchase Mezzanine Securities pursuant to this Section 3.08(b) shall also be entitled to purchase (pro rata according to their holdings of Notes) offered Mezzanine Securities that other Noteholders, if any, decline to purchase. Any such right of purchase shall be exercisable for a period of thirty (30) days after the Noteholders receive written notice of a proposed issuance of Mezzanine Securities (and any such notice by the Company or a Subsidiary shall be given not less than thirty (30) nor more than ninety (90) days prior to any such issuance). The Company shall be entitled to sell any Mezzanine Securities not purchased by the Noteholders pursuant to this Section 3.08(b) (i) during the period ending six (6) months after the date of the Company's notice to such Noteholders and (ii) at not less than the same price and upon terms not materially less favorable to the Company than those offered to the Noteholders, but may not otherwise sell such Mezzanine Securities without renewed compliance with this Section 3.08(b).

         3.09. Termination Upon Qualified IPO. The Purchasers' right to put set forth in Section 3.03 hereof and the Noteholders' right to purchase new Mezzanine Securities set forth in Section 3.08 hereof shall terminate upon the closing of a Qualified IPO.

                                   ARTICLE IV

                      CONDITIONS TO PURCHASERS' OBLIGATION

         The obligation of the Purchasers to purchase and pay for the Notes and Warrants at the Initial Closing and the Takedown Closing is subject to the following conditions, all or any of which may be waived in writing by the
Purchasers:

         4.01. Representations and Warranties. At the Initial Closing and at the Takedown Closing, each of the representations and warranties of the Borrowers set forth in Article VI hereof shall be true and correct in all material respects at the time of, and immediately after giving effect to, the sale of the Notes and the Warrants, provided, however, that Sections 6.18 and 6.19 shall be updated by the Borrowers at the Takedown Closing.

         4.02A. Documentation at the Initial Closing. The Purchasers shall have received prior to or at the Initial Closing all of the following, each in form and substance satisfactory to the Purchasers and their special counsel:

                  (a) A certified copy of all charter documents of each of the Borrowers; a certified copy of the resolutions of the board of directors and, to the extent required, the stockholders of each of the Borrowers evidencing approval, as applicable, of this Agreement, the Operative Documents and all other matters contemplated hereby and thereby; a certified copy of the By-laws of each of the Borrowers; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Operative Documents and all other matters contemplated hereby or thereby.

                  (b) A favorable opinion of Vinson & Elkins, L.L.P., counsel for the Borrowers, in form and substance reasonably satisfactory to the Purchasers and their special counsel.

                  (c) A certificate of the Secretary or an Assistant Secretary or Clerk or Assistant Clerk of each Borrower which shall certify the names of the officers of each Borrower authorized to sign this Agreement, the Operative Documents and any other documents or certificates to be delivered pursuant hereto or thereto by the Borrowers or any of their officers, together with the true signatures of such officers. The Purchasers may conclusively rely on each such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary or Clerk or Assistant Clerk of a Borrower canceling or amending a prior certificate and submitting the signatures of the officers named in such further certificate.

                  (d) A certificate from a duly authorized officer of each Borrower stating that the representations and warranties contained in Article VI hereof and otherwise made by the Borrowers in writing in connection with the transactions contemplated hereby are true and correct and that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or the Operative Documents which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  (e) A Preferred Stock Subordination Agreement (the "Preferred Stock Subordination Agreement") executed by all holders of the Company's Preferred Stock and the Company substantially in the form of Exhibit 4.02A(e) attached hereto.

                  (f) Payment for the costs, expenses, taxes and filing fees identified in Section 9.04 as to which the Purchasers give the Company notice prior to the Initial Closing.

                  (g) A certificate from a duly authorized officer of each Borrower stating that all the conditions set forth in this Article IV have been satisfied, other than those, if any, waived by the Purchasers in writing.

                  (h) A representation letter executed by a duly authorized officer of the Company and issued to The Rockefeller Foundation in the form attached hereto as Exhibit 4.02A(h).

                  (i) Such other documents referenced in any Exhibit hereto or relating to the transactions contemplated by this Agreement as the Purchasers or their special counsel may reasonably request.

         4.02B. Documentation at the Takedown Closing. The Purchasers shall have received prior to the Takedown Closing all of the following, each in form and substance satisfactory to the Purchaser and their special counsel:

                  (a) A certificate from a duly authorized officer of each Borrower stating on behalf of such Borrower that (i) the representations and warranties contained in Article VI hereof and otherwise made by the Borrower in writing in connection with the transactions contemplated hereby are true and correct in all material respects as of the Takedown Closing; (ii) no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or the Operative Documents which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; (iii) all of the conditions set forth in this Article IV have been satisfied, other than those, if any, waived by the Purchasers in writing; (iv) there have been no changes in the names of the officers of each Borrower authorized to sign this Agreement, the Operative Documents and any other documents or certificates to be delivered pursuant hereto or thereto; (v) there have been no amendments, restatements or other changes to the charter documents or By-laws of any Borrower, except for any amendments, restatements or changes provided to the Purchasers prior to the Takedown Closing; and (vi) the approval of the board of directors and, to the extent required, the stockholders of each of the Borrowers of, as applicable, this Agreement, the Operative Documents and all other matters contemplated hereby and thereby remains in full force and effect.

                  (b) Certified copies of all amendments, restatements or other changes to the charter documents or By-laws of the Borrowers.

                  (c) All documents evidencing necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Operative Documents and all other matters contemplated hereby or thereby with respect to the Takedown Closing.

                  (d) Payment for the costs, expenses, taxes and filing fees identified in Section 9.04 as to which the Purchaser gives the Company notice prior to the Takedown Closing.

         4.03. Board Matters. The board of directors of the Company shall have been fixed at eight (8) members and, pursuant to the Stockholders' Agreement, a representative of the Purchasers shall have been or shall simultaneously be appointed to the board of directors of the Company.

         4.04. No Default. At the time of and immediately after giving effect to the sale of the Notes and the Warrants at the Initial Closing and the Takedown Closing there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

         4.05. Amended Certificate of Incorporation. The Company shall have amended or shall simultaneously with the Initial Closing amend its Third Amended and Restated Certificate of Incorporation in form and substance satisfactory to the Purchasers and their special counsel.

         4.06. Amended Registration Rights Agreement. The Amended and Restated Registration Rights Agreement dated as of February 12, 1997 among the Company and certain stockholders of the Company (the "Registration Rights Agreement") shall have been amended in form and substance satisfactory to the Purchasers and their special counsel.

         4.07. Amended Stockholders' Agreement. The Amended and Restated Stockholders' Agreement dated as of February 12, 1997 among the Company and certain stockholders of the Company (the "Stockholders' Agreement") shall have been amended in form and substance satisfactory to the Purchasers and their special counsel.

         4.08. Preferred Stock Financing. The Purchasers, together with certain existing stockholders of the Company, shall have purchased, or simultaneously with the Initial Closing shall purchase, and the Company shall have received $5,000,000 in proceeds from the sale of the Company's Series C Convertible Preferred Stock, par value $0.001 per share, pursuant to the terms and conditions of the Series C Convertible Preferred Stock Purchase Agreement dated the date hereof (the "Series C Purchase Agreement") by and among the Company, the Purchasers and certain stockholders of the Company.

         4.09 HCFP Funding, Inc. The Borrowers shall have obtained from HCFP Funding, Inc., a Delaware corporation ("HCFP"), any consents required under the Loan and Security Agreement dated March 5, 1998 by and among HCFP and certain of the Borrowers in connection with the offer, issuance and sale of the Notes and the Warrants, the execution or delivery by the Borrowers of, or performance by the Borrowers of their obligations under this Agreement, the Series C Agreement, any of the Operative Documents or the Warrant Shares.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         5.01. Representations and Warranties of the Purchasers. At the Initial Closing and the Takedown Closing, each Purchaser, for itself only, hereby represents and warrants that:

                  (a) Such Purchaser has duly authorized, executed and delivered this Agreement and such of the Operative Documents as require execution by such Purchaser.

                  (b) It is such Purchaser's present intention to acquire the Securities for its own account.

                  (c) The Securities are being and will be acquired for the purpose of investment and not with a view to "distribution" or resale thereof within the meaning of the Securities Act; subject, nevertheless, to the condition that, except as otherwise provided herein or in the Stockholders' Agreement, the disposition of the property of such Purchaser shall at all times be within its control.

                  (d) Such Purchaser acknowledges that it has reviewed and discussed the Borrowers' business, affairs and current prospects with such officers of the Borrowers and others as it has deemed appropriate or desirable in connection with the transactions contemplated by this Agreement. Such Purchaser further acknowledges that it has requested, received and reviewed such information, undertaken such investigation and made such further inquiries of officers of the Borrowers and others as it has deemed appropriate or desirable in connection with such transactions, provided, however, no investigation made heretofore or hereafter by or on behalf of such Purchaser shall have any effect whatsoever on the representations and warranties of the Borrowers hereunder, each of which will survive any such investigation.

                  (e) Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities are not, and will not be, registered under the Securities Act or any applicable state securities laws, except as may be provided in this Agreement and the Registration Rights Agreement, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that except as may be provided in this Agreement and the Registration Rights Agreement, it is not contemplated that any registration will be made under the Securities Act or any state securities laws, or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities, and that it has no independent right to require the Company to so register the Securities.

                  (f) Such Purchaser represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities. Such Purchaser further represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Commission under the Securities Act with respect to the purchase of the Securities.

                  (g) No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon any Borrower or any of the Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or any agent of such Purchaser.

                  (h) Such Purchaser hereby acknowledges that the Notes, the Warrants and each certificate representing the Warrant Shares and any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Testa, Hurwitz & Thibeault, LLP shall be satisfactory) shall bear a legend substantially in the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

The acquisition by such Purchaser of the Securities shall constitute a confirmation by it of the foregoing representations.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         At the Initial Closing and the Takedown Closing, each Borrower, jointly and severally, hereby represents and warrants to each Purchaser as follows:

         6.01. Organization and Standing of the Borrowers and Subsidiaries; Ownership. Each Borrower and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. Each

Borrower and each of the Subsidiaries is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a material adverse effect on the business, assets, liabilities, financial condition, or on the results of operations or prospects of the Borrowers and the Subsidiaries taken as a whole (a "Material Adverse Effect"). Except as set forth on Exhibit 6.01 attached hereto, no Borrower and no Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any Person.

         6.02. Corporate Action. Each Borrower has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement, the Operative Documents and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be. Each Borrower has duly executed and delivered this Agreement, each of the Operative Documents and each other agreement and instrument executed by it in connection herewith and therewith and each is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity and, with respect to the enforceability of the provisions set forth in the Registration Rights Agreement, applicable Federal securities laws. Sufficient shares of authorized but unissued Common Stock of the Company have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants. Neither the issuance of the Notes or Warrants, nor the issuance of shares of Common Stock upon the exercise of the Warrants, is subject to preemptive or other similar statutory or contractual rights or will conflict with any provisions of any agreement or instrument to which the Company is a party or by which the Company is bound, except to the extent any of the foregoing has been waived.

         6.03. Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Borrowers of, or for the performance by the Borrowers of their obligations under, this Agreement, any of the Operative Documents or the Warrant Shares.

         6.04. Litigation. Except as set forth on Exhibit 6.04 attached hereto, there is no litigation, action or governmental proceeding or investigation pending or, to the best knowledge of the Borrowers, threatened against any Borrower or any of the Subsidiaries, affecting any of their respective properties or assets, or against any officer, key employee or principal stockholder of any Borrower or any Subsidiary where such litigation, proceeding or investigation (i) either individually or in the aggregate would have a Material Adverse Effect, (ii) might call into question the validity of this Agreement, any Operative Document or any action taken or to be taken pursuant hereto or thereto or (iii) seeks to prevent the consummation of the transactions contemplated by this Agreement, nor, to the best knowledge of the Borrowers, has there occurred any event on the basis of which any litigation, proceeding or investigation meeting the criteria of (i), (ii) or (iii) above might properly be instituted. Except as set forth on Exhibit 6.04, no

Borrower and no Subsidiary nor, to the best knowledge of the Borrowers, any of their respective officers, key employees or principal stockholders (in their capacities as such), is in default with respect to any material order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting any Borrower or any Subsidiary.

         6.05. Compliance with Law. Each Borrower and each Subsidiary is in compliance in all respects with the terms and provisions of this Agreement and of its Certificate or Articles of Incorporation, as applicable (or comparable charter documents) and by-laws and in all material respects with the terms and provisions of all material judgments, decrees, governmental orders, statutes, rules and regulations to which it and its properties and assets are subject (collectively, the "Applicable Laws").

         6.06. Federal Reserve Regulations. No Borrower and no Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Notes or Warrants will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

         6.07. Title to Assets, Patents. Except as set forth on Exhibit 6.07 attached hereto, each Borrower and each Subsidiary has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books including those reflected in the most recent balance sheet of the Company included in the Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business), free of any mortgages, pledges, charges, liens, security interests or other encumbrances except, in the case of real property, for easements, rights, restrictions and reservations of record. Except as set forth on Exhibit 6.07, each Borrower and each Subsidiary enjoys peaceful and undisturbed possession under all material leases under which it is operating, and all of said leases are valid and subsisting and in full force and effect. Except as set forth on Exhibit 6.07, each Borrower and each subsidiary owns or has a valid right to use the patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights necessary for, or material to, the conduct of its business as now operated and as now proposed to be operated; and the conduct of its business as now operated and as now proposed to be operated does not and will not to the best knowledge of the Borrowers conflict with valid patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights of others. Except as set forth on Exhibit 6.07, no Borrower and no Subsidiary has any obligation to compensate any Person for the use of any such patents or such rights nor has any Borrower or any Subsidiary granted to any Person any license or other rights to use in any manner any of such patents or such rights.

         6.08. Financial Information. (a) Attached hereto as Exhibit 6.08A is the audited balance sheet of the Company and its Subsidiaries as of December 31, 1997 and the related statements of income and retained earnings and of cash flows for the fiscal year then ended, certified by Ernst & Young, LLP, the Company's independent public accountants and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of May 31, 1998 and the related statements of income and retained earnings and cash flows for the five (5) months then ended (all such financial statements, including the notes thereto, collectively the "Financial Statements"). All Financial Statements have been prepared in accordance with GAAP and consistent with prudent business management practices, are complete in all material respects and fairly present the financial position of the Company and its Subsidiaries as of the respective dates thereof and results of operations and changes in financial position of the Company and its Subsidiaries for each of the periods then ended.

                  (b) Since May 31, 1998 or if this representation is being made after the Initial Closing, the date of the most recent financial information provided pursuant to Section 7.03(b), there has been no material adverse change in the business, assets, liabilities, condition (financial or other), or in the results of operations or prospects of the Borrowers and the Subsidiaries taken as a whole.

                  (c) No Borrower and no Subsidiary has any liability, contingent or otherwise, not disclosed in the Financial Statements or in the notes thereto that could, together with all such other liabilities, have a Material Adverse Effect, nor does any Borrower have any reasonable grounds to know of any such liability.

                  (d) A schedule of Indebtedness of the Borrowers and the Subsidiaries as of the Initial Closing Date (including Capital Leases) is attached hereto as Exhibit 6.08B.

         6.09. Taxes. Each Borrower and each Subsidiary has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, and all taxes shown to be due and all additional assessments have been paid or provision made therefor, except for filings and payments which, if not so filed or paid, would not, individually or in the aggregate, have a Material Adverse Effect. The Borrowers do not know of any additional assessments or adjustments pending or threatened against any Borrower or any Subsidiary for any period, nor of any basis for any such assessment or adjustment. The charges, accruals and reserves on the books of the Borrowers and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrowers, adequate.

         6.10. ERISA. Each Borrower and each Subsidiary is in compliance in all material respects with the currently applicable provisions of The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the applicable provisions of Section 401 (a) of the Code. No employee benefit plan established or maintained, or to which contributions have been made, by any Borrower or any subsidiary, which is subject to part 3 of Subtitle B of Title I of ERISA, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by any Borrower or any Subsidiary.

         6.11. Transactions with Affiliates. Except as set forth on Exhibit 6.11 attached hereto or as specifically contemplated by this Agreement, there are no loans, leases, royalty agreements or other continuing transactions between any Borrower or any Subsidiary, on the one hand, and any Person owning, or who did own at any time within the two-year period preceding the date of this Agreement, five percent (5%) or more of any class of capital stock of the Company or any of its Subsidiaries or other entity controlled by such stockholder or a member of such stockholder's family, on the other hand, except for transactions between the Company and one or more of its Subsidiaries and one or more of the Subsidiaries with each other.

         6.12. Assumptions or Guaranties of Indebtedness of Other Persons. Except as set forth on Exhibit 6.12 attached hereto, no Borrower and no Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person.

         6.13. Investments in Other Persons. No Borrower and no Subsidiary has made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is any Borrower or any Subsidiary obligated or committed to make any such loan or advance, except for advances of expenses to employees in the ordinary course of business.

         6.14. Securities Act. No Borrower nor anyone acting on its behalf has offered or will offer to sell the Notes, Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Notes and Warrants under the registration provisions of the Securities Act. The issuance and sale of the Notes and Warrants pursuant to this Agreement is not required to be registered under the Securities Act or applicable state securities or "Blue Sky" laws.

         6.15. Disclosure. None of this Agreement, the Financial Statements, the Operative Documents, or any other agreement, document, certificate or written statement furnished to any Purchaser or the Purchasers' special counsel by or on behalf of any Borrower or any Subsidiary in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of the Borrowers or any of their executive officers which has not been disclosed herein or in writing by them to the Purchasers and which has a Material Adverse Effect, or in the future in their opinion could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, no Borrower has knowledge of any specific existing, pending or planned patent, invention or device which would have a Material Adverse Effect.

         6.16. No Brokers or Finders. No Person had, has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchasers, any of the Borrowers or any of the Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by any Borrower, any of the Subsidiaries or any or its or their agents.

         6.17. Other Agreements of Officers. To the best knowledge of the Borrowers, no officer or key employee of any Borrower or any of the Subsidiaries is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which has a Material

Adverse Effect, or in the future may (so far as the Borrowers can reasonably foresee) have a Material Adverse Effect. To the best knowledge of the Borrowers, no officer or key employee of any Borrower or any of the Subsidiaries has any present intention of terminating his employment with any Borrower or any of the Subsidiaries and no Borrower and no Subsidiary has any present intention of terminating any such employment.

         6.18. Capitalization of the Company; Status of Capital Stock. The Company has a total authorized capitalization consisting of 24,112,741 shares of Common Stock, of which 5,783,000 shares are issued and outstanding, and 16,386,221 shares of Preferred Stock, of which 7,009,091 shares are designated Series A Convertible Preferred Stock, all of which are issued and outstanding, 6,519,993 shares are designated Series B Convertible Preferred Stock, of which 6,400,000 shares are issued and outstanding, and 2,857,137 shares are designated Series C Convertible Preferred Stock, none of which are issued and outstanding. A complete list of the outstanding capital stock of the Company and the names in which such capital stock of the Company is registered is set forth on Exhibit
6.18 hereto. All the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrants, when so issued, will be duly authorized, validly issued and fully paid and nonassessable. Except as otherwise set forth on Exhibit 6.18 and except for the Warrants, there are no options, warrants or rights to purchase shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities. Except as otherwise set forth on Exhibit 6.18 or as set forth in the Stockholders' Agreement, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. Except as set forth in this Agreement, in the Warrants, in the Stockholders' Agreement or as otherwise set forth on Exhibit 6.18, no holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company. The offer and sale of all shares of capital stock and other securities of the Company issued before the Initial Closing and the Takedown Closing, as the case may be, complied with or were exempt from all federal and state securities laws.

         6.19. Capital Stock of Other Borrowers and Subsidiaries. The Company owns all of the outstanding capital stock of each of the Borrowers (other than the Company) and of each of the other Subsidiaries, beneficially and of record, free and clear of all liens, encumbrances, restrictions and claims of every kind. All the outstanding shares of capital stock of each of the Borrowers and the other Subsidiaries have been duly authorized, are validly issued and are fully paid and nonassessable. There are no options, warrants or rights to purchase shares of capital stock or other securities of any of the Borrowers (other than the Company) or the other Subsidiaries authorized, issued or outstanding, nor is any Borrower (other than the Company) or other Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

         6.20. Labor Relations. To the best knowledge of the Borrowers, no labor union or any representative thereof has made any attempt to organize or represent employees of any Borrower or any Subsidiary. To the best knowledge of the Borrowers, there are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending material grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against any Borrower or any subsidiary. Furthermore, to the best knowledge of the Borrowers, relations with employees of the Borrowers and the Subsidiaries are good and there is no reason to believe that any material labor difficulties will arise in the foreseeable future.

         6.21. Insurance. Each Borrower and each Subsidiary has insurance covering its properties and business adequate and customary for the type and scope of its properties and business.

         6.22. Books and Records. The books of account, ledgers, order books, records and documents of the Borrowers and the Subsidiaries accurately and completely reflect all material information relating to the business of the Borrowers and the Subsidiaries, the nature, acquisition, maintenance, location and collection of the assets of the Borrowers and the Subsidiaries, and the nature of all transactions giving rise to the obligations or accounts receivable of the Borrowers and the Subsidiaries.

         6.23. Registration Right. Other than pursuant to the terms of the Registration Rights Agreement, no Person has demand or other rights to cause the Company, any Borrower or any of the Subsidiaries to file any registration statement under the Securities Act relating to any securities of the Company, any Borrower or any of the Subsidiaries or any right to participate in any such registration statement.

         6.24. Other Agreements. Except as explicitly disclosed and described in the Financial Statements or as set forth on Exhibit 6.24 attached hereto, no Borrower and no Subsidiary is a party to any written or oral contract or instrument or other corporate restriction the due performance of which individually or in the aggregate could have a Material Adverse Effect. Except as specifically contemplated by this Agreement or as described in the Financial Statements or as set forth on Exhibit 6.08B or Exhibit 6.24 attached hereto, no Borrower and no Subsidiary is a party to or otherwise bound or affected by any written or oral:

                  (a) agreement, contract or commitment with any present or former stockholder, director, officer, employee or consultant or for the employment of any Person, including without limitation any consultant, involving in any one case $100,000 or more per annum;

                  (b) agreement, contract, commitment or arrangement with any labor union or other representative of employees;

                  (c) agreement, contract or commitment for the purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case $25,000 or more, other than purchase orders for the acquisition of raw materials inventory, food, linens, cleaning supplies and other consummables incurred in the ordinary course of business;

                  (d) other agreement, contract or commitment exceeding $50,000 in value;

                  (e) lease under which it is either lessor or lessee, except for equipment leases and leases of supplies entered into in the ordinary course of business which do not involve lease payments of $25,000 or more per annum;

                  (f) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other agreement or contract, commitment or arrangement for the borrowing or lending of money (including without limitation loans to or from officers, directors, any stockholder or any member of any of their immediate families), agreement, contract, commitment or arrangement for a line of credit or guarantee, pledge or undertaking in any manner whatsoever of the indebtedness of any other Person;

                  (g) agreement, contract or commitment for any charitable or political contribution;

                  (h) agreement, contract or commitment for any Capital Expenditure in excess of $50,000;

                  (i) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any Person, nor is any officer or employee of any Borrower or any Subsidiary subject to any such agreement;

                  (j) license, franchise, distributorship or other similar agreement, contract or commitment, including without limitation those which relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by any Borrower or any Subsidiary; or

                  (k) agreement, contract or commitment not made in the ordinary course of business exceeding the sum of $50,000 in value or liability.

The Borrowers and the Subsidiaries and, to the best of the Borrowers' knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in material default under any lease, agreement or contract now in effect to which any Borrower or any Subsidiary is a party or by which any Borrower or any Subsidiary or its respective property may be bound. No Borrower and no Subsidiary has any present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Borrowers have no knowledge of any material breach or anticipated material breach by the other party to any contract or commitment to which any Borrower or any Subsidiary is a party. Neither the execution and delivery of this Agreement and the Operative Documents, nor the consummation of any of the transactions contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any such lease, contract or other agreement.

         6.25. Hazardous and Toxic Materials. (a) None of the properties owned, leased or operated by any Borrower or any Subsidiary is in material violation of any federal, state or local laws, ordinances, regulations, or policies existing or enacted relating to the environment, health and safety, any Hazardous Discharges (as hereinafter defined) or to industrial hygiene or the environmental conditions on, under or about any of the property owned, leased or operated by any Borrower or any Subsidiary, including, without limitation, soil and ground water conditions; (b) no Borrower and no Subsidiary has received any complaint, order, citation or notice with regard to air emissions, Hazardous Discharges or other environmental, health or safety matters affecting any of the properties at any time owned, leased or operated by any Borrower or any Subsidiary or the businesses therein conducted, and (c) there has been no spill, discharge, release or cleanup of any hazardous or toxic waste or substance or any oil or pesticide which would result in a Material Adverse Effect ("Hazardous Substances") (except spills, discharges or releases of oil and pesticides in the ordinary course of business and permitted by applicable federal, state and local laws) at any of the properties at any time owned, leased or operated by any Borrower or any Subsidiary, including, without limitation, into or upon any of its soils, surface water, ground water or the improvements located thereon (a "Hazardous Discharge"). To the extent that any of the properties owned, leased or operated by any Borrower or any Subsidiary are used for the handling, storage, transportation or disposal of hazardous or toxic materials, such use is in accordance in all material respects with all federal, state and local environmental laws, rules, and regulations which apply to the handling, storage, transportation or disposal of hazardous or toxic materials and the Borrowers and the Subsidiaries have obtained any and all necessary permits, licenses and approvals with respect to such use, including without limitation, United States Environmental Protection Agency identification numbers, hazardous waste manifests and hazardous waste permits required under the Federal Resource Conversation and Recovery Act, the failure of which to obtain could have a Material Adverse Effect.

         6.26. Customers, Vendors and Suppliers. None of the customers of the Borrowers and the Subsidiaries or vendors or suppliers of merchandise or supplies to the Borrowers and the Subsidiaries has canceled or otherwise terminated or made any threat to cancel or otherwise terminate its relationship with any Borrower or any Subsidiary, nor has any such customer, vendor or supplier indicated an intent or desire to materially decrease its sales volume or purchase volume, as the case may be, with any Borrower or any Subsidiary, except where any such cancellation, termination, threat to cancel or terminate or intent or desire to decrease its sales volume or purchase volume would not have a Material Adverse Effect.

         6.27. U.S. Real Property Holding Corporation. No Borrower and no Subsidiary is now, nor will it be immediately after the Initial Closing or the Takedown Closing, a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

         6.28. No Violations. Neither the execution and delivery of this Agreement and the Operative Documents, nor the consummation of any of the transactions contemplated hereby or thereby, by the Borrower, will (a) violate, conflict with, or result in a breach or default under any provision of the Certificate or Articles of Incorporation, as applicable, or by-laws of the Borrowers or the Subsidiaries, (b) violate any provision of any Applicable Laws, or (c) result in a material violation or breach by the Borrowers or the Subsidiaries of, conflict with, constitute (with or without due notice or lapse of time or both) a default by the Borrowers or the Subsidiaries (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of any of the Borrowers or the Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which any of the Borrowers or the Subsidiaries is a party, or by which it or any of its respective properties or assets may be bound.

         6.29 Compliance with Healthcare Laws. Each Borrower and each Subsidiary, and each of their licensed employees are, and have been at all relevant times (or, with respect to such employees, such employees have been during their employment with the Borrowers and/or the Subsidiaries), in compliance with all applicable statutes, laws, ordinances, rules, orders, and regulations of any governmental authority with respect to matters primarily relating to patient healthcare (collectively, "Healthcare Laws"), except where failure to comply would not have a Material Adverse Effect. Each Borrower and each Subsidiary has maintained all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Medicare and Medicaid programs as required of the Borrowers or the Subsidiaries by applicable Healthcare Laws, and there are no presently existing circumstances which would result or likely would result in violations of Healthcare Laws which would have a Material Adverse Effect. Each health care facility operated by the Borrowers and/or the Subsidiaries is certified by the appropriate state and federal authorities for any applicable Medicare and Medicaid program, and such health care facility is licensed to operate under the laws of the state in which it is located, and all licenses, permits, certifications and governmental approvals that are necessary to operate such health care facility are valid, current and in good standing.

         6.30 Reimbursement Claims. Neither the Borrowers nor any of the Subsidiaries has received any notice or correspondence, nor are they aware of any basis for receiving the same, that any Medicare, Medicaid or any other payor programs have any claims against it that could result in a net offset against past or future reimbursement of the Borrowers or the Subsidiaries not otherwise reflected in the Financial Statements. To the knowledge of the Borrowers, neither the Borrowers nor any of the Subsidiaries nor any of their respective employees (while acting in the capacity of an employee of the Borrowers or any of the Subsidiaries) has committed a violation of the Medicare and Medicaid fraud and abuse provisions of The Social Security Act or the Civil Monetary Penalties Law of the Social Security Act.

         6.31 Medicare/Medicaid Participation/Accreditation. Each of the health care facilities operated by the Borrowers and/or the Subsidiaries that are required to have a provider contract with any Medicare and Medicaid programs have a current and valid provider contract with such Medicare and Medicaid programs, and all such facilities are in compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of the applicable assets of the Borrowers and the Subsidiaries, except where failure to so comply would not have a Material Adverse Effect. Neither the Borrowers nor any of the Subsidiaries have received notice from any Medicare or Medicaid program, or any Person administering such programs, of any pending or threatened investigations or surveys, notice of provider reimbursement or recoupment and neither the Borrowers nor any of the Subsidiaries has any reason to believe that any such investigations or surveys are pending, threatened or imminent.

                                   ARTICLE VII

                           COVENANTS OF THE BORROWERS

         7.01. Affirmative Covenants of the Borrowers Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, each Borrower covenants and agrees that, as long as any of the Securities are outstanding (except that (1) the provisions of Sections 7.01(a), (m), (n), (o) and (p) shall terminate upon repayment in full of the aggregate outstanding principal balance of the Notes together with all interest and premium, if any, due thereon, and (2) the remainder of the provisions of this Article shall terminate upon the later to occur of (1) above and a Qualified IPO), it will perform and observe the following covenants and provisions and will cause each of the Subsidiaries to perform and observe such of the following covenants and provisions as are applicable to each such Subsidiary:

                  (a) Punctual Payment. Pay the principal of, premium, if any, and interest on each of the Notes at the times and place and in the manner provided in the Notes and herein.

                  (b) Payment of Taxes and Trade Debt. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of any Borrower or any Subsidiary, provided that no Borrower and no Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings or if the Borrower or Subsidiary is lawfully seeking an abatement with respect thereto, if the Borrower or the Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Borrower and the Subsidiaries, except (i) such as are being contested in good faith and by appropriate proceedings if the Borrower or the Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto and (ii) those which the failure to pay will not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the relevant Borrower or Subsidiary operates, and in any event in amounts sufficient to prevent the Borrowers and the Subsidiaries from becoming co-insurers.

                  (d) Preservation of Corporate Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to so preserve and maintain or to remain so qualified would not, either individually or in the aggregate, have a Material Adverse Effect;

provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 7.02(e). Preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

                  (e) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which could have a Material Adverse Effect.

                  (f) Inspection Right. At any reasonable time and from time to time upon reasonable notice, permit the Purchasers or any of their agents or representatives to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of, any Borrower and any Subsidiary, and to discuss the affairs, finances and accounts of any Borrower and any Subsidiary with any of their officers or directors and independent accountants. All reasonable out-of-pocket expenses of the Purchasers (or their agents or representatives), any Borrower or any Subsidiary incurred in connection with such inspection rights shall be borne by the Company.

                  (g) Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrowers and the Subsidiaries, and in which, for each fiscal Year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

                  (i) Compliance with ERISA. Comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension or other employee benefit or employee contribution plans which are subject to ERISA or to the Code, and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. No Borrower and no Subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of any Borrower or any Subsidiary.

                  (j) Attendance at Board Meetings. At any time at which a nominee of the purchasers is not a member of the board of directors or any committee of the Company as provided in this Agreement and the Stockholders' Agreement, permit the Purchasers or their designee to have one observer attend each meeting of the board of directors of the Company and any committee thereof. The Company will send to the Purchasers and their designee the notice of the time and place of any such meeting in the same manner and at the same time as notice is sent to the directors or committee members, as the case may be.

                  (k) Payment of Senior Debt by the Purchasers. In the event that any default occurs in the payment of the principal of or any interest on any Senior Debt and such default shall continue for a period of thirty (30) days (or such shorter period as is necessary in order to permit the Purchasers to act pursuant to this subsection prior to any acceleration of such Senior Debt) without waiver or forbearance by the lender thereof, permit the Purchasers, on behalf of the Company, to cure such default, to prepay in full any such Senior Debt.

                  (l) [Intentionally Deleted.]

                  (m) U.S. Real Property Holding Corporation. Each Borrower shall, and shall cause each Subsidiary (if and when such Subsidiary exists) to, conduct its business, and do or cause to be done any and all actions as are necessary, so that neither the Company nor any Subsidiary shall at any time be a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

                  (n) Minimum Tangible Net Worth. The Borrowers shall maintain a Tangible Net Worth, measured as of the last day of each fiscal quarter, equal to or greater than (i) $12,000,000 as of the end of each of the Borrowers' fiscal quarters beginning with the fiscal quarter ending on December 31, 1998 through and including the fiscal quarter ending on December 31, 1999, and (ii) $12,000,000 plus 80% of Consolidated Net Income (with no credit for losses) for each fiscal quarter subsequent to December 31, 1999.

                  (o) Interest Expense Coverage Ratio. As of the end each of the Borrowers' fiscal quarters beginning with the fiscal quarter ending on December 31, 1998 through and including the fiscal quarter ending on December 31, 1999, the Borrowers shall maintain a ratio, measured as of the last day of each such fiscal quarter, of (a) Adjusted EBITDA for the three (3) consecutive months immediately prior to the end of each such fiscal quarter to (b) Interest Expense for the same three (3) month period of not less than 1.50 to 1. As of the end of each of the Borrowers' fiscal quarters beginning with the fiscal quarter ending on March 31, 2000 through and including the fiscal quarter ending on December 31, 2000, the Borrowers shall maintain a ratio, measured as of the last day of each such fiscal quarter, of (a) EBITDA for the twelve (12) consecutive months immediately prior to the end of each such fiscal quarter to (b) Interest Expense for the same twelve (12) month period of not less than 2.00 to 1. As of the end of each of the Borrowers' fiscal quarters beginning with the fiscal quarter ending on March 31, 2001, the Borrowers shall maintain a ratio, measured as of the last day of each such fiscal quarter, of (a) EBITDA for the twelve (12) consecutive months immediately prior to the end of each such fiscal quarter to
(b) Interest Expense for the same twelve (12) month period of not less than 3.00 to 1.

                  (p) Fixed Charge Coverage Ratio. As of the end each of the Borrowers' fiscal quarters beginning with the fiscal quarter ending on December 31, 1998 through and including the fiscal quarter ending on December 31, 1999, the Borrowers shall maintain a ratio, measured as of the last day of each such fiscal quarter, of (a) Adjusted EBITDA for the three (3) consecutive months immediately prior to the end of each such fiscal quarter to (b) Fixed Charges for the same three (3) month period of not less than 1.00 to 1. As of the end of each of the Borrowers' fiscal quarters beginning with the fiscal quarter ending on March 31, 2000 through and including the fiscal quarter ending on December 31, 2000, the Borrowers shall maintain a ratio, measured as of the last day of each such fiscal quarter, of (a) EBITDA for the twelve (12) consecutive months immediately prior to the end of each such fiscal quarter to (b) Fixed Charges for the same twelve (12) month period of not less than 1.00 to 1. As of the end of each of the Borrowers' fiscal quarters beginning with the fiscal quarter ending on March 31, 2001, the Borrowers shall maintain a ratio, measured as of the last day of each such fiscal quarter, of (a) EBITDA for the twelve (12) consecutive months immediately prior to the end of each such fiscal quarter to (b) Fixed Charges for the same twelve (12) month period of not less than 1.20 to 1.

                  (q) Key Person Life Insurance. Within ninety (90) days of the Initial Closing and thereafter, maintain with a financially sound and reputable insurance company, term life insurance on the lives of Richard Burnham, David C. Gasmire and Bradley J. Velie in the face amounts of at least $1,000,000, $1,000,000 and $500,000, respectively, the proceeds of which shall be payable to the order of the Company. The Company will not cause or permit any assignment of the proceeds of said policy, and will not borrow against such policy. The Company will add one designee of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Preferred Stock as a notice party of each such policy, and will request that the issuer of each such policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

         7.02. Negative Covenants of the Borrowers. Without limiting any other covenants and provisions hereof, each Borrower jointly and severally covenants and agrees that, as long as any of the Securities are outstanding (except that (1) the provisions of Sections 7.02(a), (b), (c), (d), (e), (f), (g), (k) and
(1) shall terminate upon repayment in full of the aggregate outstanding principal balance of the Notes together with all interest and premium, if any, due thereon, and (2) the remainder of the provisions of this Article shall terminate upon the later to occur of (1) above and a Qualified IPO), it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

                  (a) Liens. Without the prior written consent of the Purchasers, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances (collectively, "Permitted Liens"):

                           (i) for taxes, assessments or governmental charges or
                  levies on property of any Borrower or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                           (ii) imposed by law, such as carriers',
                  warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business;

                           (iii) arising out of pledges or deposits under
                  workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                           (iv) securing the performance of bids, tenders,
                  contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds;

                           (v) in the nature of zoning restrictions, easements
                  and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

                           (vi) arising by operation of law in favor of the
                  owner or sublessor of leased premises and confined to the property rented;

                           (vii) arising from any litigation or proceeding which
                  is being contested in good faith by appropriate proceedings, provided, however, that no execution or levy has been made;

                           (viii) described on Exhibit 6.07 which secure the
                  Indebtedness set forth on Exhibit 6.08B; provided that no such lien is extended to cover other or different property of the relevant Borrower(s) or Subsidiary(ies); and

                           (ix) liens which secure Indebtedness permitted by
                  Section 7.02(b).

                  (b) Indebtedness. Without the prior written consent of the Purchasers, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness for Money Borrowed other than (1) up to $12 million in Senior Debt and (2) the Notes provided that the incurrence and maintenance of all such Indebtedness does not result in any Borrower's or any Subsidiary's failure to comply with any of the provisions of Article VII hereof.

                  (c) Lease Obligations. Become obligated to pay rent under any leases or other rental arrangements including Capital Leases under which the amount of the aggregate lease or other payments under all such agreements or arrangements exceeds $2,000,000 on a consolidated basis for any twelve-month period.

                  (d) Assumptions or Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any indebtedness of any other Person, except (i) for guarantees by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (ii) Indebtedness of Borrowers or Subsidiaries.

                  (e) Mergers, Sale of Assets, Etc. Without the prior written consent of the purchasers, merge or consolidate with any Person, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) any of its assets (whether now owned or hereinafter acquired) or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary, (2) any Subsidiary may merge into or transfer assets to the Company and (3) any Borrower or any Subsidiary may sell, assign, lease or otherwise dispose of (i) inventory in the ordinary course of business, (ii) equipment that is no longer used or useful in any Borrowers' or any Subsidiaries' business or that is physically obsolete, provided that any proceeds thereof exceeding $100,000 in the aggregate are used first to reduce outstanding Senior Debt and then to reduce other outstanding Indebtedness, (iii) sales of equipment the proceeds of which are applied within thirty (30) days of such sale to the purchase of replacement equipment with like value and function and (iv) other sales of assets in any given year which have a fair market value of less than five hundred thousand dollars ($500,000) in the aggregate provided that the proceeds from such dispositions are applied first to reduce outstanding Senior Debt and then to reduce other outstanding Indebtedness.

                  (f) Investments in Other Persons. Without the prior written consent of the Purchasers, make or permit any Subsidiary to make, any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets or other property of, obligations of, or any interest in, any Person, except:

                           (i) investments by any Borrower or any Subsidiary in
                  evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

                           (ii) investments by any Borrower or any Subsidiary in
                  certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000 and whose parent holding company has long-term debt rated Aa1 or higher, and whose commercial paper (if rated) is rated Prime 1 by Moody's Investors Service, Inc.;

                           (iii) investments by any Borrower or any Subsidiary
                  in corporate obligations rated Aa1 or higher by Moody's Investors Services, Inc. or repurchase agreements collateralized by such corporate obligations;

                           (iv) loans or advances from a Subsidiary to the
                  Company or from the Company to a Subsidiary;

                           (v) investments by any Borrower or any Subsidiary in
                  the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition;

                           (vi) advances to employees for travel or relocation
                  in accordance with the ordinary course of business; and

                           (vii) acquisitions or assets, capital stock or other
                  property which individually and in the aggregate are not material to the Borrower or the Subsidiary (assets, capital stock and other property with a fair market value of less than $5,000,000 acquired in any one-year period in the aggregate shall not be deemed "material"); provided, however, that each such acquisition can be made in compliance with the other terms of this Agreement, including, without limitation,
                  Section 7.02(1).

                  (g) Distributions. Without the prior written consent of the Purchasers, declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"); provided, however, that nothing herein contained shall prevent:

                           (i) the Company from effecting a stock split or
                  declaring or paying any dividend consisting of shares of any class of Common Stock to the holders of shares of such class of Common Stock, provided that such stock split or dividend is effected equally across all classes of Common Stock, or

                           (ii) the Company from repurchasing or redeeming any
                  Securities in accordance with the terms of Article III hereof; or

                           (iii) any Subsidiary from declaring or making payment
                  of cash and stock dividends, returns of capital or distributions of assets to the Company; or

                           (iv) the Company from issuing Common Stock upon
                  conversion of the Preferred Stock into Common Stock in accordance with the Company's Certificate of Incorporation as in effect on the date hereof;

if in the case of any such transaction the Distribution can be made in compliance with the other terms of this Agreement.

                  (h) Dealings with Affiliates. Without the prior written consent of the Purchasers, enter or permit any Subsidiary to enter into any transaction with any holder of five percent (5%) or more of any class of capital stock of the Company, or any member of their families or any corporation or other entity in which any one or more of such stockholders or members of their immediate families directly or indirectly holds five percent (5%) or more of any class of capital stock; provided, however, that this Section 7.02(h) shall not apply (i) to any transaction which is governed by Section 7.02(m) or (ii) to any transaction between one or more Borrowers or Subsidiaries.

                  (i) Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary, provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 7.02(e).

                  (j) Change in Nature of Business. Without the prior written consent of the purchasers, make, or permit any Subsidiary to make, any change in the nature of its business as carried on at the date hereof and any business similar or ancillary thereto.

                  (k) No Amendment or Waiver of Charter Documents. Amend, alter, repeal or terminate its Certificate of Incorporation (or comparable charter documents) without the prior written consent of the Purchasers.

                  (l) Capital Expenditures. Make, or permit any Subsidiary to make, any Capital Expenditure (excluding expenditures for the acquisition of hospice businesses) during any fiscal year of the Company which exceeds $2,000,000 in the aggregate on a consolidated basis.

                  (m) Compensation. Pay, directly or indirectly, as salary, bonuses, fringe benefits, expenses, stock option grants, drawing accounts or otherwise any compensation to any executive officer (or any relative of any executive officer) of the Company or any Subsidiary not approved by the Compensation Committee of the board of directors of the Company other than as specifically contemplated by this Agreement and other than such written compensation arrangements as are in place as of the Initial Closing Date.

                  (n) Preferred Stock. Without the prior written consent of the Purchasers, issue any shares of, or rights to acquire any shares of Preferred Stock as authorized by the Company's Certificate of Incorporation as in effect on the date hereof (except the 7,091,091 shares of Series A Convertible Preferred Stock, the 6,400,000 shares of Series B Convertible Preferred Stock and the 2,857,143 shares of Series C Convertible Preferred Stock issued and outstanding on the date hereof or the 119,993 shares of Series B Convertible Preferred Stock issuable upon exercise of the Preferred Warrants).

                  (o) Additional Subsidiaries. Acquire assets, capital stock or other property or obligations of, or interest in, any Person, whether by way of stock or asset purchase, merger, consolidation or otherwise, where after giving effect to such acquisition such Person shall constitute a Subsidiary, or otherwise form or create any Subsidiary, unless in each case such Subsidiary (i) executes an Instrument of Accession in the form attached hereto as Exhibit 7.02(o) pursuant to which the Subsidiary agrees to become a "Borrower" subject to and bound by the representations and warranties, covenants and other terms and conditions applicable to a Borrower under this Agreement, the Notes and the Rockefeller Letter and (ii) executes and delivers to the Purchaser a counterpart signature page to each of this Agreement, the Notes and the Rockefeller Letter evidencing its joinder to such agreements and instruments as a Borrower thereunder. Exhibit A shall be amended from time to time to reflect the addition of any new Borrowers pursuant to this Section 7.02(o).

         7.03. Reporting Requirements. The Borrowers will furnish to each holder of any Note, any Warrant or any Warrant Shares:

                  (a) as soon as possible and in any event within five (5) days after knowledge of the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief financial officer or principal accounting officer of the Company setting forth details of such Event of Default or event and the action which the Borrowers propose to take with respect thereto;

                  (b) as soon as available and in any event within thirty (30) days after the end of each month, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income and of cash flows of the Company and its Subsidiaries for such month and for the periods commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year (except that the Company will not be required to commence providing such comparative financial data for the corresponding period of the preceding fiscal year until January 31, 1999) and the Budget for the current year, all in reasonable detail, in a format reasonably factory to the Purchasers, and duly certified (subject to normal year-end adjustments) by the chief financial officer or principal accounting officer of the Company as having been prepared in accordance with GAAP (except for the absence of footnotes) and including a discussion by the Company's management of any material variance from the Budget for such fiscal year;

                  (c) as soon as available and in any event within one hundred five (105) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the company and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and its Subsidiaries (or its operating divisions) as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by independent public accountants of recognized national standing acceptable to the Purchasers;

                  (d) prior to the end of each fiscal year of the Company, (x) an operating budget (the "Budget") of the Company and its Subsidiaries for the next fiscal year in the form customarily prepared by management for internal use, which Budget shall be reasonably satisfactory in form to the Purchasers but which shall in any case include a detailed consolidated balance sheet and detailed consolidated monthly statements of income and cash flows;

                  (e) at the time of delivery of each monthly and annual statement, a certificate, executed by the chief financial officer or principal accounting officer of the Company, stating that such officer has caused this Agreement, the Stockholders Agreement, the Notes, the terms of the Preferred Stock, the Warrants and the Preferred Warrants to be reviewed and has no knowledge of any default by any Borrower or any Subsidiary in the performance or observance of any of the provisions of this Agreement, the Notes or the Warrants or, if such officer has such knowledge, specifying such default and the nature thereof, and setting forth computations in reasonable detail demonstrating compliance with the provisions of subsections 7.01(n), (o) and (p) and subsections 7.02(b), (c) and (d).

                  (f) at the time of delivery of each annual statement, a certificate executed by the Company's independent public accountants, setting forth computations in reasonable detail demonstrating compliance with the provisions of subsections 7.01(n), (o) and (p) and subsections 7.02(b), (c) and
(d);

                  (g) promptly upon receipt thereof, any written report submitted to any Borrower or any Subsidiary by independent public accountants in connection with an annual or interim audit of the books of the Company, the Borrowers and the Subsidiaries made by such accountants;

                  (h) promptly after the commencement thereof, notice of all actions, suits and Proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Borrower or any Subsidiary of the type described in Section 6.04;

                  (i) promptly after sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or the Commission; and

                  (j) such other information respecting the business, assets, liabilities, financial condition, results of operations or prospects of Borrowers or any of the Subsidiaries as the Purchasers may from time to time reasonably request, and to make available to the Purchasers and their representatives, members of management and employees with significant responsibilities (such as department heads) for the purposes of updating the Purchasers as to the condition of the Borrowers and the Subsidiaries.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrowers shall fail to pay any installment of principal of any of the Notes when due; or

                  (b) The Borrowers shall fail to pay any interest or premium, if any, on any of the Notes when due and such failure shall continue for five
(5) Business Days; or

                  (c) The Company shall default in the performance of any covenant contained in subsections 7.01(n), (o) or (p) or shall default in the performance of any covenant contained in Section 7.02 for ten (10) days; or

                  (d) Any representation or warranty made by any Borrower in this Agreement or by any Borrower (or any of its officers) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

                  (e) Any Borrower or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Notes or the Warrants on its part to be performed or observed and any such failure remains unremedied for ten (10) days after written notice thereof shall have been given to the Company by any registered holder of the Notes; or

                  (f) Any Borrower or any Subsidiary shall fail to pay any Indebtedness for Money Borrowed exceeding $100,000 owing by such Borrower or such Subsidiary (as the case may be), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness for Money Borrowed shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Indebtedness for Money Borrowed owing by any Borrower or any Subsidiary, as the case may be, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such Indebtedness for Money Borrowed, or the trustee or trustees under any such agreement or instrument to accelerate the maturity of such Indebtedness for Money Borrowed, unless such failure to pay or perform shall be waived by the holder or holders of such Indebtedness for Money Borrowed or such trustee or trustees; or

                  (g) Any Borrower or any Subsidiary shall be involved in financial difficulties evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;
(iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or
(vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                  (h) A Change in Control occurs, which Change in Control is not consented to specifically with reference to this Section 8.01(h) by the Purchasers; or

                  (i) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy;

                  then, and in any such event,

                           (1) the Purchasers may, by notice to the Company,
                  declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection 8.01 (g) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, and

                           (2) the Purchasers may proceed to protect and enforce
                  its rights by suit in equity (including without limitation a suit for rescission), action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or any term of the Certificate of Incorporation (or other comparable charter document) of any Borrower, or in aid of the exercise of any power granted in this Agreement or in the Certificate of Incorporation (or other comparable charter document) of any Borrower.

                  Without in any way limiting the rights of the holders of the Notes, the Company hereby agrees that the holders of the Warrants or the Warrant Shares would have no adequate remedy at law, for monetary compensation or otherwise, for the damages that would be suffered if the Company were to fail to comply with its obligations under Article III hereof, and that the Company therefore agrees that the holders of the Warrants and the Warrant Shares shall be entitled to obtain specific performance of the Company's obligations under
Article III of this Agreement. Nothing in this Section 8.01 shall be construed as to grant any Purchaser the right to exercise any of its put rights under
Section 3.03 hereof prior to the time periods set forth in Section 3.03.

         8.02. Annulment of Defaults. Section 8.01 is subject to the condition that, if at any time after the principal of any of the Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, then and in every such case the holders of sixty-six and two-thirds percent (66 2/3%) or more in principal amount of all Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any Purchaser, or any other holder of the Notes, Warrants or Warrant Shares in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         9.02. Amendments, Waivers and Consents. Any provision in this Agreement, the Notes, the Warrants or the other Operative Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Borrowers (i) shall, in the case of the Notes, obtain consent thereto in writing from the holder or holders of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of all Notes then outstanding, and (ii) shall, in the case of the Warrants or Warrant Shares, obtain consent thereto in writing from the holder or holders of at least sixty-six and two-thirds percent (66 2/3%) of the Common Stock issued and issuable upon exercise of the Warrants, and (iii) shall, in each case, deliver copies of such consent in writing to all other holders of Notes and/or Warrants; provided that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable on any Note without the consent of the holder thereof, or to alter or amend the consent mechanism provided for under this Section 9.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Company to any holders who did not execute the same.

         9.03. Addresses for Notices, Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

         If to the Company or the Borrowers:

                  Odyssey HealthCare, Inc.
                  717 North Harwood, Suite 2580
                  Dallas, Texas 75201
                  Attention: President
                  Telecopy No.: (217) 922-9752

         With a copy to:

                  Vinson & Elkins L.L.P.
                  3700 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas 75201
                  Attention: Michael L. Malone, Esq.
                  Telecopy No.: (214) 220-7716

         If to CRL III:

                  Capital Resource Lenders III, L.P.
                  c/o Capital Resource Partners
                  85 Merrimac Street, Suite 200
                  Boston, Massachusetts 02114
                  Attention: Alexander S. McGrath
                  Telecopy No.: (617) 723-9819

         With a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  High Street Tower
                  125 High Street
                  Boston, Massachusetts 02110
                  Attention: Andrew E. Taylor, Jr., Esq.
                  Telecopy No.: (617) 248-7100

         If to CRP Investment:

                  CRP Investment Partners III, L.P.
                  c/o Capital Resource Partners
                  85 Merrimac Street
                  Suite 200
                  Boston, Massachusetts 02114
                  Attention: Alexander S. McGrath
                  Telecopy No.: (617) 723-9819

         With a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  High Street Tower
                  125 High Street
                  Boston, Massachusetts 02110
                  Attention: Andrew E. Taylor, Jr., Esq.
                  Telecopy No.: (617) 248-7100

         If to any other holder of the Notes or Warrants:

                  at such holder's address for notice
                  as set forth in the transfer records
                  of the Company

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) three (3) days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

         9.04. Costs. Expenses and Taxes. The Company agrees to pay on demand all out-of-pocket costs and expenses of the Purchasers in connection with the preparation, execution and delivery of this Agreement, the Notes, the Warrants, the other Operative Documents and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby, as well as all costs and expenses of the Purchasers in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the Warrants, the other Operative Documents, and other instruments and documents to be delivered hereunder and thereunder, including, without limitation, all reasonable fees and out-of-pocket expenses of Messrs. Testa, Hurwitz & Thibeault, special counsel to the Purchasers, in connection with the transactions contemplated by this Agreement, including any amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the Warrants, the Operative Documents, and other instruments and documents to be delivered hereunder and thereunder, including without limitation, in connection with the Initial Closing and the Takedown Closing. In addition, the Company agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Warrants, the other Operative Documents, and the other instruments and documents to be delivered hereunder or thereunder, including without limitation, in connection with the Initial Closing and the Takedown Closing, and the Company agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

         9.05. Binding Effect Assignment. This Agreement shall be binding upon and inure to the benefit of each Borrower and each of the Purchasers and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest therein without the prior written consent of the Purchasers. Except as expressly set forth herein, nothing in this Agreement shall confer any claim, right, interest or remedy on any third party or inure to the benefit of any third party.

         9.06. Payments in Respect of Notes. The Purchasers and any successor holder of the Notes, by their acceptance thereof, agree that, with respect to all sums received by them applicable to the payment of principal of or interest on the Notes, equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the holders of the Notes whether received by voluntary payment, by realization upon security, by the exercise of the right of setoff, by counterclaim or cross-action or by the enforcement of any or all of the Notes. If any holder of the Notes receives any payment on its Notes in excess of its pro rata portion, then such holder receiving such excess payment shall purchase for cash from the other holders an interest in their Notes in such amounts as shall result in a ratable participation by all of the holders in the aggregate unpaid amount of Notes then outstanding.

         9.07. Payments in Respect of Warrants. The Purchasers and any successor holder of the Warrants, by their acceptance thereof, agree that, with respect to the sale to, or repurchase by, the Company or any Person directly or indirectly affiliated with the Company or any of its directors, officers, or stockholders, of the Warrants, equitable adjustment will be made among the holders of the Warrants so that in effect all sums so received shall be shared ratably in proportion to their respective holdings of Warrants. If any holder of the Warrants receives any such sum in respect of its Warrants in excess of its pro rata portion, then such holder receiving such excess shall purchase for cash from the other holders of the Warrants an interest in their Warrants in such amount as shall result in a ratable participation of all of the holders in the aggregate of all Warrants then outstanding.

         9.08. Indemnification. Each Borrower jointly and severally agrees to indemnify and hold harmless each of the Purchasers, its subsidiaries, directors, officers, partners, counsel and employees (each an "Indemnified Party"), from and against any and all liability (including, without limitation, reasonable legal fees incurred in defending against any such liability) under, arising out of or relating to this Agreement, the Notes, the Warrants and the Warrant Shares, the transactions contemplated hereby or thereby or in connection herewith or therewith, including (to the maximum extent permitted by law) any liability arising under federal or state securities laws, except to the extent such liability shall result from any act or omission on the part of an Indemnified Party. The obligations of the Borrowers under this Section 9.08 shall survive and continue to be in full force and effect notwithstanding (a) the repayment of the Notes and (b) the termination of this Agreement.

         9.09. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Notes, the Warrants, the Operative Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, regardless of any investigation made by the Purchasers or on behalf of the Purchasers.

         9.10. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

         9.11. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         9.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of The Commonwealth of Massachusetts.

         9.13. Waiver of Right to Jury Trial. The parties hereby waive all rights to a trial by jury for all legal proceedings concerning this Agreement, the Notes or the Warrants.

         9.14. Heading. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         9.15. Sealed Instrument. This Agreement is executed as an instrument under seal.

         9.16. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

         9.17. Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers, each Borrower and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes and the Warrants.

         9.18. Consent to Jurisdiction. Each Borrower irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement or any of the Notes or the Warrants or Warrant Shares. To the fullest extent it may effectively do so under applicable law, each Borrower irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         9.19. Effect of Judgment. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 9.18 brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available to such Borrower, be conclusive and binding upon such Borrower and may be enforced in the courts of the United States of America or The Commonwealth of Massachusetts (or any other courts to the jurisdiction of which such Borrower is or may be subject) by a suit upon such judgment.

         9.20. Service of Process. Each Borrower consents to service of process in any suit, action or proceeding of the nature referred to in Section 9.18 by actual receipt of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Borrower specified in or designated pursuant to Section 9.03. Each Borrower agrees that such service
(i) shall be deemed in every respect effective service of process upon such Borrower in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Borrower.

         9.21. No Limitation. Nothing in Section 9.18, 9.19, 9.20 or 9.22 shall affect the right of the Purchasers to serve process in the manner permitted by law, or limit any right that the Purchasers may have to bring proceedings against any Borrower in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         9.22. Specific Performance. Upon breach or default by any Borrower with respect to any obligation hereunder, under the Notes, the Warrants or Warrant Shares the Purchasers shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

         9.23. Actions by Purchasers. Wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Purchasers, unless the context otherwise requires, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by, (i) for as long as any of the Notes remain outstanding, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the principal amount of all Notes then outstanding, or (ii) if no Notes are then outstanding, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Common Stock issued and issuable upon exercise of the Warrants then outstanding; provided, however, that with respect to Section 7.01(n), the holder of the greatest percentage of the principal amount of all Notes then outstanding shall select any representative of the purchasers provided for therein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.

                                   ODYSSEY HEALTHCARE, INC.



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   HNT HOSPICE OF NORTH TEXAS



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF BIRMINGHAM, INC.



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF CENTRAL INDIANA, INC.



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF DETROIT



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:

                                   ODYSSEY HEALTHCARE OF PHOENIX



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF MILWAUKEE, INC.



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF CENTRAL TEXAS



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF MINNEAPOLIS, INC.



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF NEW ORLEANS



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:

                                   ODYSSEY HEALTHCARE OF LAS VEGAS, INC.



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF PENNSYLVANIA, INC.



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF NORTH TEXAS, INC.



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF HOUSTON, INC.



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:


                                   ODYSSEY HEALTHCARE OF NEW JERSEY, INC.



                                   By:      /s/ Richard R. Burnham
                                      -----------------------------------------
                                       Name:
                                       Title:

                                 ODYSSEY HEALTHCARE OF GEORGIA, INC.



                                 By:   /s/ Richard R. Burnham
                                       -----------------------------------------
                                       Name:
                                       Title:


                                 ODYSSEY HEALTHCARE OF NORTHERN CALIFORNIA, INC.



                                 By:   /s/ Richard R. Burnham
                                       -----------------------------------------
                                       Name:
                                       Title:


                                 CAPITAL RESOURCE LENDERS III, L.P.

                                 By:    Capital Resource Partners III, L.L.C.
                                        Its General Partner



                                 By:   /s/ Alexander S. McGrath
                                       -----------------------------------------
                                       Name:
                                       Title:


                                 CRP INVESTMENT PARTNERS III, L.L.C.



                                 By:   /s/ Alexander S. McGrath
                                       -----------------------------------------
                                       Name:
                                       Title: